Exhibit 21.1

LIST OF SUBSIDIARIES

State of Incorporation
CORPORATE SUBSIDIARIES

SSC Evergreen, Inc.	Delaware
SSC Property Holdings, Inc.	Delaware
Shurgard Development I, Inc.	Washington
Shurgard Development II, Inc.	Washington
Shurgard Development IV, Inc.	Washington
Shurgard Holdings, Inc.	Washington
SSC Benelux, Inc.	Delaware
Shurgard TRS, Inc.	Washington
SSCI Minnesota Corporation	Washington
Shurgard-Florida CP&K, Inc.	Washington

LIMITED LIABILITY COMPANIES

Storage Line Management, LLC	Washington
Shurgard Preferred Partners, LLC	Washington
SS Income Plan, LLC	Washington
SSTG, LLC	Washington
Shurgard-Freeman Memphis Properties, LLC	Tennessee
Shurgard-Resco, LLC	Washington
Shurgard-Resco II, LLC	Washington
CCP/Shurgard Venture, LLC	Washington
Shurgard Mt. Clemens, LLC	Washington
Shurgard-TRC Self Storage Development LLC	Washington
Shurgard-Morningstar Self Storage Development LLC	Washington
Shurgard-Morningstar Storage Centers LLC	Washington
Shurgard-Morningstar Self Storage Development II, LLC	Washington
Shurgard-O’Brien Telegraph Road LLC	Washington
Shurgard-O’Brien I, LLC	Washington
Shurgard-O’Brien McCoy, LLC	Washington
Shurgard-O’Brien Speedway, LLC	Washington
Shurgard-O’Brien Roseville/Farmington LLC	Washington

LIMITED PARTNERSHIPS

Shurgard/Canyon Park Self-Storage Limited Partnership	Washington
Shurgard Evergreen Limited Partnership	Washington
Capitol Hill Partners, a Limited Partnership	Washington
Shurgard Institutional Partners	Washington
Shurgard Institutional Fund LP	Washington
Shurgard Partners LP	Washington
Shurgard Texas Limited Partnership	Washington

1440 E. 71st South Tulsa, L.P.	Washington
Shurgard-Hunt Club Partnership, LLP	Florida
Shurgard-LIP Self Storage Partnership LLP	Florida
Shurgard-University Partnership, LLP	Florida
Shurgard-Maguire Partnership, LLP	Florida

GENERAL PARTNERSHIPS

Shurgard/Fremont Partners I	Washington
Shurgard/Fremont Partners II	Washington
Shurgard-Freeman Medical Center JV	Tennessee
Shurgard-Freeman Hermitage JV	Tennessee
Shurgard-Freeman Franklin JV	Tennessee
Shurgard-Freeman Hickory Hollow JV	Tennessee
Shurgard-Freeman Stone’s River JV	Tennessee
Shurgard-Freeman 100 Oaks JV	Tennessee
Shurgard-Freeman South Main JV	Tennessee
Shurgard-Red Bug, JV	Florida
Shurgard-West Town JV	Florida
Shurgard-Brandon JV	Florida
Shurgard-Daytona Beach JV	Florida
Shurgard-Ormond Beach JV	Florida
Shurgard-Eau Gallie JV	Florida
Shurgard-Oviedo JV	Florida
Shurgard-Maitland JV	Florida
Shurgard-South Orange JV	Florida
Shurgard-South Semoran JV	Florida
Shurgard-Hyde Park JV	Florida
Shurgard-Vineland JV	Florida
Shurgard-Carrollwood JV	Florida
Shurgard West Waters, JV	Florida
Shurgard-Oldsmar JV	Florida
Shurgard-Colonial Town JV	Florida
Shurgard-Alafaya JV	Florida

EUROPE

Shurope Storage SA
Recom & Co, SNC
Shurgard Self Storage SCA
Shurgard US West London Limited
Below are subsidiaries of Shurgard Self Storage SCA:

• BELGIUM

SSC Benelux Zaventem SCS
SSC Benelux Machelen SCS
Imoganco BVBA
Hobimmo BVBA

• FRANCE

Shurgard France SAS
Shurgard Services France SAS
Shurgard Mediterranee SAS
Shurgard Investissement 1 SNC
Shurgard IDF Noisy SAS
Shurgard Lyon Gerland SAS
Shurgard IDF Chambourcy SAS
Shurgard IDF Eragny SAS
Shurgard IDF Sucy SAS

• THE NETHERLANDS

Shurgard Nederland BV
BeCe Ateliers BV
Shurgard Nederland Diemen BV
Shurgard Nederland Dordrecht Ampere BV
Shurgard Nederland Delft BV
Shurgard Nederland Veldhoven BV
Shurgard Nederland Utrecht Cartesius BV
Shurgard Nederland Utrecht Franciscus BV
Shurgard Services Nederland BV

• GERMANY

Shurgard Nederland BV
Shurgard Deutschland GmbH
Shurgard RE Deutschland GmbH
Shurgard Services Deutschland GmbH

• SWEDEN

Shurgard Sweden AB
Shurgard Services Sweden AB
Shurgard Storage Centers Sweden KB
Shurgard Sweden (Arstaberg) KB

• DENMARK

Shurgard Denmark ApS
Shurgard Real Estate ApS
Shurgard Hersholm ApS
Shurgard Services Denmark ApS
Shurgard Roskilde ApS

• UNITED KINGDOM

Shurgard Storage Centres UK Ltd.
Shurgard UK Wokingham Ltd.
Shurgard Services UK Ltd.
Shurgard UK Properties Ltd.
Shurgard UK Bromley Ltd.

EUROPE JOINT VENTURES

First Shurgard Sprl, a Belgian entity

The entities listed below are owned, directly or indirectly, by First Shurgard Sprl:

• LUXEMBOURG

First Shurgard Finance SàRL

• FRANCE

First Shurgard France SAS

• SWEDEN

First Shurgard Sweden AB
First Shurgard Sweden Invest KB

• DENMARK

First Shurgard Denmark ApS
First Shurgard Denmark Invest ApS

• UK

First Shurgard UK Ltd

• THE NETHERLANDS

First Shurgard Nederland BV

• GERMANY

First Shurgard Deutschland GmbH

Second Shurgard Sprl, a Belgian entity

The entities listed below are owned, directly or indirectly, by Second Shurgard Sprl:

• LUXEMBOURG

Second Shurgard Finance SàRL

• FRANCE

Second Shurgard France SAS

• SWEDEN

Second Shurgard Sweden AB
Second Shurgard Sweden Invest KB

• DENMARK

Second Shurgard Denmark ApS
Second Shurgard Denmark Invest ApS

• UK

Second Shurgard UK Ltd

• THE NETHERLANDS

Second Shurgard Nederland BV

• GERMANY

Second Shurgard Deutschland GmbH